Exhibit 24.01

POWER OF ATTORNEY

Each of the undersigned directors of SCANA Corporation (the “Company”), hereby appoints William B. Timmerman, Kevin B. Marsh, Jimmy E. Addison and Ronald T. Lindsay and each of them severally, his or her true and lawful attorney, or attorneys, each with the power to act with or without the others, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company and on his or her behalf and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to the issuance of not more than 5,072,000 shares of the Company’s common stock pursuant to the SCANA Investor Plus Plan.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 11th day of August 2011.

/s/ B. L. Amick	/s/ J. A. Bennett
B. L. Amick Director	J. A. Bennett Director

/s/ S. A. Decker	/s/ D. M. Hagood
S. A. Decker Director	D. M. Hagood Director

/s/ Kevin B. Marsh	/s/ J. W. Martin, III
Kevin B. Marsh Director	J. W. Martin, III Director

/s/ J. M. Micali	/s/ L. M. Miller
J. M. Micali Director	L. M. Miller Director

/s/ J. W. Roquemore	/s/ M. K. Sloan
J. W. Roquemore Director	M. K. Sloan Director

/s/ H. C. Stowe	/s/ W. B. Timmerman
H. C. Stowe Director	W. B. Timmerman Director